EXHIBIT 5.1
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        GIORDANO, HALLERAN & CIESLA
         A PROFESSIONAL CORPORATION                    JOHN C. GIORDANO, JR.   PAUL T. COLELLA
                                                       FRANK R. CIESLA         GERALD P. LALLY
              ATTORNEYS AT LAW                         BERNARD J. BERRY, JR.   SEAN E. REGAN
                                                       THOMAS A. PLISKIN       JAY S. BECKER                OF COUNSEL:
             PLEASE RESPOND TO:                        JOHN A. AIELLO          TIMOTHY D. LYONS           JOHN R. HALLERAN
        U.S. POSTAL SERVICE ADDRESS:                   MICHAEL J. GROSS        J. SCOTT ANDERSON         S. THOMAS GAGLIANO
            POST OFFICE BOX 190                        JOHN A. GIUNCO          PETER B. BENNETT           RONALD P. HEKSCH
        MIDDLETOWN, NEW JERSEY 07748                   EDWARD S. RADZELY       LAURENCE I. ROTHSTEIN     DERRICK A. SCENNA
                                                       SHARLENE A. HUNT        ROBERT J. FEINBERG      ROBERT E. BRENNAN, JR.
                    OR:                                PHILIP D. FORLENZA      PATRICK S. CONVERY
HAND DELIVERY AND OVERNIGHT SERVICE ADDRESS:           MICHAEL J. CANNING |_|  MICHAEL A. PANE, JR.           -------
             125 HALF MILE ROAD                        PAUL H. SCHNEIDER       MICHAEL J. VITIELLO
         RED BANK, NEW JERSEY 07701                    ELIZABETH CHRISTIAN     STEVEN M. DALTON           JOHN C. GIORDANO
                                                       ANDREW B. ROBINS        PAMELA J. KNAUER             (1921-1989)
               (732) 741-3900                          MICHAEL A. BRUNO        TIMOTHY J. DENGLER
            FAX: (732) 224-6599                        KURT E. ANDERSON                                       -------

               www.ghclaw.com                               -------                 -------

                                                       TARA PHELAN CARVER      MELISSA V. SKROCKI     |_| CERTIFIED BY
                                                       TARA L. BENSON          AFIYFA H. BOLTON           THE SUPREME COURT
                                                       CATHERINE J. BICK       CRAIG M. GIANETTI          OF NEW JERSEY AS A
                                                       MONICA J. CERES         CHARLES C. JEWELL          CIVIL TRIAL
                                                       RACHEL M. RINNINSLAND   ARI G. BURD                ATTORNEY
                                                       LISA MICELI WATERS      KEVIN B. LEGREIDE
                                                       THEODORE P. BROGOWSKI   DANIEL V. MADRID
                                                       BRIAN H. HARVEY         HUSSAM CHATER

DIRECT DIAL NUMBER             DIRECT EMAIL                                                               CLIENT/MATTER
NO. (732) 741-3900             INFO@GHCLAW.COM                                                             14811-0002

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                                October 21, 2005

BigString Corporation
2150 Highway 35, Suite 250
Sea Girt, New Jersey 08750

      Re:   Registration Statement on Form SB-2
            (Registration No. 333-127923)

Ladies and Gentlemen:

We have acted as counsel to BigString Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to which Registration Statement this opinion letter is attached as an exhibit, for the registration of 15,212,670 shares of the Company's common stock, par value $.0001 per share ("Common Stock"). Of these shares, 12,769,125 shares (the "Outstanding Shares") are currently issued and outstanding and held by certain stockholders of the Company and 2,443,545 shares (the "Warrant Shares") are subject to warrants (the "Warrants"). The shares of Common Stock included for registration in the Registration Statement are being registered by the Company for the benefit of the holders of the Outstanding Shares and the Warrants.

In rendering the opinion set forth below, we have examined and relied upon the originals, specimens, or photostatic or certified copies of (a) the Registration Statement, as amended, and (b) such certificates, corporate and public records, agreements and instruments and other

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GIORDANO, HALLERAN & CIESLA
 A PROFESSIONAL CORPORATION
      ATTORNEYS AT LAW

BigString Corporation
October 21, 2005
Page 2

information and documents as we deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of each document, agreement and instrument submitted to us as an original, the conformity to the original of each document, agreement and instrument submitted to us as a certified copy or photostatic copy, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company.

We express no opinion concerning the laws of any jurisdiction other than those of the United States of America, and the laws of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that:

(1) the Outstanding Shares being registered under the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable; and

(2) the Warrant Shares have been duly authorized, and, when issued and delivered by the Company upon the exercise of the Warrants, and paid for in accordance with the Warrants, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the General Rules and Regulations of the Commission.

                                         Very truly yours,

                                         /s/ Giordano, Halleran & Ciesla
                                         A Professional Corporation

                                         GIORDANO, HALLERAN & CIESLA
                                         A Professional Corporation


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